Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-236802) on Form S-3 of SeaSpine Holdings Corporation of our report dated February 28, 2020, relating to the consolidated financial statements of SeaSpine Holdings Corporation and its subsidiaries for the year ended December 31, 2019, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

Los Angeles, California
February 2, 2021